Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 203-2436	Andrew L. Speller VP, Investor Relations (310) 203-2462

HERBALIFE BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND

LOS ANGELES, August 5, 2008 — Herbalife Ltd. (NYSE: HLF) today reported that its board of directors approved a quarterly cash dividend of $0.20 per share to shareholders of record effective August 27, 2008, payable on September 10, 2008.

The company will release its second quarter financial results later today after the close of trading on the NYSE. The following day, Wednesday, August 6, 2008 at 8 a.m. PDT (11 a.m. EDT), Herbalife’s senior management team will host an investor conference call to discuss its second quarter 2008 financial results and provide an update on current business trends.

The dial-in number for this conference call for domestic callers is (866) 804-3545 and the dial-in number for international callers is (703) 639-1326. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com. An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 839975. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 66 countries through a network of over 1.8 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.

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